Exhibit 10.105
                                 --------------



                              FORBEARANCE AGREEMENT
                                       AND
                        FIRST AMENDMENT TO LOAN DOCUMENTS

         FORBEARANCE AGREEMENT AND FIRST AMENDMENT TO LOAN DOCUMENTS, dated as of May 13, 2002 (this "Agreement"), made by and among Commodore Applied Technologies, Inc. (the "Borrower"), Commodore Advanced Sciences, Inc. ("CASI"), and Milford Capital & Management (the "Lender").

                              PRELIMINARY STATEMENT

         WHEREAS, on June 13, 2001, Lender made a loan (the "Loan") to the Borrower in the original principal amount of $500,0000, as evidenced by a certain Secured Promissory Note dated as of June 13, 2001 in the original principal amount of $500,000 (the "Note") executed and delivered to the Lender by the Borrower; capitalized terms used herein but not defined herein having the meaning specified in the Note;

         WHEREAS, CASI executed and delivered to the Lender a certain Guaranty and Suretyship Agreement dated as of June 13, 2001 (the "Guaranty") whereby inter alia, CASI unconditionally guaranteed the payment and performance, inter alia, of all of Borrower's obligations under the Note;

         WHEREAS, the Note is secured, inter alia, by (a) a certain Security Agreement dated as of June 13, 2001 executed and delivered by Borrower and CASI (collectively, the "Obligors") to the Lender (the "Security Agreement"), and (b) a certain Patent Collateral Assignment dated as of June 13, 2001 executed by Borrower to the Lender (the "Patent Assignment");

         WHEREAS, the Borrower has granted to Lender a certain Warrant to Purchase Common Stock of Commodore Applied Technologies, Inc. dated as of June 13, 2001, whereby inter alia, the Lender has the option of purchasing up to 166,667 shares of the Common Stock of the Borrower at an exercise price of $.21 per share (the "Warrant") and the Borrower and the Lender entered into that certain Registration Rights Agreement dated as of June 13, 2001 (the "Registration Agreement");

         WHEREAS, the Borrower has failed to make the scheduled payment of principal and interest from December 13, 2001 through the date hereof and such failures constitute "Events of Defaults" as defined in the Note;

         WHEREAS, the Borrower has requested that Lender forbear from exercising its rights and remedies under the Note, the Guaranty, the Security Agreement, and the Patent Assignment (collectively, the "Loan Documents") from December 13,


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2001 through June 13, 2002 (the "Forbearance Period") with respect to certain existing and anticipated Events of Defaults; and

         WHEREAS, Lender is willing to grant such a forbearance and enter into such amendment, but only upon the terms and conditions herein contained;

         NOW THEREFORE, the Obligors and the Lender hereby agree as follows:

         SECTION 1. Recitals. The Recitals are incorporated into this Agreement by reference.

         SECTION 2. Forbearance. The Lender hereby agrees to forbear from accelerating the indebtedness evidenced by the Note during the Forbearance Period and to refrain during the Forbearance Period from taking any enforcement actions against the Borrower, but only to the extent that the Events of Defaults giving rise to such remedies relate to failure to make the principal and interest payments due on December 13, 2001, January 13, 2002, February 13, 2002, March 13, 2002, April 13, 2002, and May 13, 2002 under the Note (the "Acknowledged Defaults").

         SECTION 3. Forbearance Fee. The Obligors hereby reaffirm their obligation to jointly and severally agree to pay to Lender the sum of $30,650 as a Forbearance Fee (the "Forbearance Fee"), such Forbearance Fee to be due and payable on June 13, 2002. The parties agree that the Forbearance Fee id the Forbearance Fee described in Section 3 of that certain Forbearance Agreement and First Amendment to Loan Documents among the parties hereto (the "Prior Agreement") which was executed but as to which certain provisions relating to Lender's forbearance failed to become effective as a result of the failure of the Obligors to satisfy certain conditions precedent contained therein. The Obligors agree that the Forbearance Fee was fully earned on the date of the Prior Agreement and continues to be earned on the date hereof.

         SECTION 4. Effect of Waiver. Except as set forth expressly herein, all terms of the Note and the other Loan Documents shall be and remain in full force and effect, and shall constitute the legal, valid, binding and enforceable obligations of the Obligors. The forbearance set forth in Section 2 hereof: (a) shall relate only to the Acknowledged Events of Default, and (b) is subject to the satisfaction of the conditions precedent set forth in Section 7 hereof. The waiver hereby granted by the Lender shall not apply to any other past, present or future noncompliance with any provision of the Note or any of the other Loan Documents (including, without, limitation, any Event of Default occurring or in existence after the end of the Forbearance Period, whether or not related to an Acknowledged Event of Default), and all rights, powers and remedies of the Lender are reserved with respect thereto).

         SECTION 5. No Novation or Mutual Departure. The Obligors expressly acknowledge and agree that: (a) there has not been, and this Agreement does not constitute or establish, a novation with respect to the Note or any of the Loan Documents, or a mutual departure from the strict terms, provisions and conditions thereof, other than as specifically specified in Section 2 hereof; and (b) nothing in this Waiver shall affect or limit the Lender's right to

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demand payment of liabilities owing from the Obligors under, or to demand strict performance of the terms, provisions and conditions of, the other Loan Document, to exercise any and all rights, powers and remedies under the Loan Documents or at law or in equity, or to do any and all of the foregoing, immediately at any time after (a) the occurrence of an Event of Default, other than arising from an Acknowledged Event of Default during the Forbearance Period or (b) the occurrence of any Event of Default after the Forbearance Period.

         SECTION 6. Amended and Restated Note. The Obligors are contemporaneously herewith executing and delivering to the Lender that certain Amended and Restated Secured Promissory Note (the "Restated Note") in form and substance as attached hereto as Exhibit A. Lender shall hold the Restated Note in escrow and the Restated Note shall not be effective until June 13, 2002; provided however that the parties agree that Lender shall only release the Restated Note from escrow on June 13, 2002 if (a) the conditions precedent set forth in Section 7 hereof are satisfied, and (b) no Event of Default other than the Acknowledged Defaults shall have occurred during the Forbearance Period. Upon its release from Escrow the Restated Note shall amend and restate the Note in its entirety effective as of May 10, 2002.

         SECTION 7. Conditions to Effectiveness. This Agreement is effective when duly executed by all parties, but Section 2 of this Agreement shall become effective when all of the following conditions have been satisfied, provided however, that if all such conditions are not satisfied on or before May 13, 2002, Section 2 shall be of no force or effect:

              (a) the Lender shall have received the Restated Note, duly executed by the Borrower;

              (b) the Lender shall have received counterparts of this Agreement executed by the Obligors and the Lender;

              (c) the Lender shall have received true, correct and complete (including all attachments) file-stamped copies of each of the financing statements filed in connection with the Loan when originally made, each of which financing statement shall be preceded by a cover sheet indicating the jurisdiction in which such statement was filed and date such statement was filed;

              (d) the Lender shall have received the Consent and Acknowledgement of Shaar Fund, Ltd. in form and substance as set forth in Exhibit B; ---------

              (e) the Lender shall have received a certificate of the Secretary or Assistant Secretary of each Obligor, dated the date hereof, attesting to all corporate action taken by each of the Obligors, including resolutions of its Board of Directors authorizing the execution, delivery and performance of the Restated Note and this Agreement and each other document to be delivered pursuant to this Agreement and certifying true copies of the articles of incorporation, by-laws and other organizational documents of each of the Obligors; and

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              (f) the Lender shall have received that certain Letter Agreement regarding Terms of Standstill Commitment, in form and substance satisfactory to Lender.

         SECTION 8. Representations and Warranties of the Obligors. The Obligors jointly and severally represent and warrant as follows:

              (a) The representations and warranties contained in the Loan Documents are true and correct in all material respects on and as of the date hereof as though made on and as of such date. In addition, all representations and warranties contained in the Warrant and Registration Agreement (collectively, the "Warrant Documents") are true and correct in all material respects on and as of the date hereof as though made on and as of such date.

              (b) After giving effect to this Agreement, no event has occurred and is continuing, which constitutes an Event of Default under the Note (other than the "Acknowledged Defaults"), or any of the other Loan Documents, or would constitute an Event of Default under the Note or any of the other Loan Documents but for the giving of notice or the passage of time, or both (other than the Acknowledged Defaults"), and the execution, delivery and performance of this Agreement shall not cause or constitute any such default or any such Event of Default under any of the Loan Documents, as amended hereby.

         SECTION 9. References to and Effect on the Facility Documents.

              (a) Upon the effectiveness of the Restated Note, on and after the date hereof, each reference in the Loan Documents to "the Note," or words of like import shall mean and be a reference to the Restated Note.

              (b) Except as specifically amended herein, the Loan Documents and the Warrant Documents remain in full force and effect and are hereby ratified and confirmed. Without limiting the generality of the foregoing, (i) the Guaranty does and shall continue to secure the payment of all of Borrower's obligations under to Lender, whether primary or secondary, direct, absolute or contingent, sole, joint and/or several, heretofore, now or hereafter acquired or arising, whether at maturity or acceleration, pursuant to the or in connection with the Loan and otherwise due and owing pursuant to the Loan Documents, as modified hereby, and (ii) the Security Agreement does and shall continue to secure the payment of all "Obligations" as defined therein (which shall include obligations under the "Restated Note").

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              (c) The execution, delivery and effectiveness of this Agreement shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of the Lender under any of the Loan Documents or under any of the Warrant Documents, nor constitute a waiver of any provision of any of the foregoing.

         SECTION 10. Acknowledgment of Outstanding Loans. The Obligors hereby acknowledge, certify and agree that: the obligations of the Obligors to repay the Loan (with interest and expenses) to the Lender and to perform or otherwise satisfy their respective other obligations under the Loan Documents (a) each remain and shall continue in full force and effect, both before and after giving effect to this Agreement, (b) are not subject to any defense, counterclaim, setoff, right of recoupment, abatement, reduction or other claim or determination, and (c) are and shall continue to be governed by the terms and provisions of the Loan Documents as supplemented, modified and amended by this Agreement.

         SECTION 11. Costs, Expenses and Taxes. The Obligors jointly and severally agree to pay on demand all costs and expenses of the Lender in connection with the preparation, execution and delivery of this Agreement and the Restated Note, and any other instruments and documents to be delivered hereunder, including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for the Lender with respect thereto and with respect to advising the Lender as to its rights and responsibilities hereunder and thereunder. The Obligors further jointly and severally agree to pay on demand all costs and expenses, if any (including, without limitation, reasonable counsel fees and expenses), in connection with the enforcement (whether through negotiations, legal proceedings or otherwise) of this Agreement, and any other instruments and documents to be delivered hereunder, including, without limitation, reasonable counsel fees and expenses in connection with the enforcement of rights under this Section. In addition, the Obligors jointly and severally agree to pay on demand any and all stamp and other taxes payable or determined to be payable in connection with the execution and delivery of this Agreement, and any other instruments and documents to be delivered hereunder, and jointly and severally agree to save the Lender harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such taxes.

         SECTION 12. Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together as a whole shall constitute but one and the same instrument.

         SECTION 13. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

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         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective authorized signatories, as of the date first above written.


MILFORD CAPITAL & MANAGEMENT



/s/ David Melina
-----------------
BY:  David Melina
ITS:  President

Commodore Applied Technologies, Inc.


/s/ James M. DeAngelis
----------------------
BY: James M. DeAngelis
ITS: Sr. VP, CFO & Treasurer

ALTHOUGH NO NOTICE TO OR APPROVAL
FROM THE UNDERSIGNED GUARANTOR IS REQUIRED,
THE UNDERSIGNED GUARANTOR ACKNOWLEDGES,
CONFIRMS AND JOINS IN THE REQUEST
FOR THE FOREGOING AGREEMENT

Commodore Advanced Sciences, Inc.


/s/ James M. DeAngelis
----------------------
BY: James M. DeAngelis
ITS: Treasurer




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